Exhibit 99

         SHELLS SEAFOOD RESTAURANTS, INC. REPORTS FIRST QUARTER EARNINGS

                         Same Store Sales Increase 6.8%

    TAMPA, Fla., April 28 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported net income of $410,000 or $0.03 per share diluted for the first quarter ended April 3, 2005, compared to net income of $645,000 or $0.06 per share diluted for the first quarter ended March 28, 2004. Exclusive of new restaurant pre-opening expenses of $300,000 partially offset by net non-recurring income of $147,000 discussed below, the Company had net income of $563,000 or $0.04 per share diluted in the first quarter of 2005. There were 15,441,000 diluted common shares outstanding as of April 3, 2005 as compared to 10,790,000 diluted common shares outstanding as of March 28, 2004.

    In comparison to 2004, the lower earnings in the first quarter of 2005 were largely the result of a significant increase in investment spending, including the remodeling of six additional Shells restaurants to its contemporary, brighter new look; significant pre-opening expenses related to its first new restaurant opening since 1999; and the hiring and training of additional managers and employees.

    Revenues for the first quarter of 2005 decreased 0.5% to $12,526,000 from $12,591,000 in the comparable period in 2004, primarily due to operating fewer restaurants. Shells opened a new restaurant at Clearwater Beach within two weeks before the end of the first quarter of 2005, bringing the total number of restaurants operating as of the 2005 first quarter end to 26. In comparison, 27 restaurants were operating during the entire first quarter of 2004, with a 28th restaurant operating for part of the quarter.

    Same store sales for the first quarter of 2005 increased 6.8% from the comparable period in 2004.

    "We've turned the corner and are moving forward," said President and CEO Leslie Christon. "The strong sales increases we've seen during the past two quarters are a direct result of the hard work and dedication our restaurant teams have delivered to dramatically improve our concept. The changes we've made over the past 18 months to improve the quality, freshness and variety of our food, to provide better service, and to enhance our atmosphere are beginning to pay off.

    "We were very excited to open a beautiful new waterfront restaurant during the first quarter and will opportunistically explore additional growth opportunities," she said. "We are investing in our future, from refreshening additional restaurants with our clean, vibrant new look, to hiring additional talented managers and team members. Our goal is to build a strong foundation in every area of our company to ensure we can deliver outstanding dining experiences to every guest, every visit, at every Shells."

    New restaurant pre-opening expense in the first quarter of 2005 totaled $300,000. The first quarter of 2005 also included non-recurring income of $600,000 relating to a landlord option to buy out a restaurant lease; partially offset by a $211,000 write down of assets in anticipation of early termination of the restaurant lease, $162,000 from the disposition of assets resulting from six restaurant remodelings performed in the first quarter of 2005 and an $80,000 fee relating to the extension of a $1,600,000 line of credit available to the Company.

    The Company manages and operates 26 full service, neighborhood seafood restaurants in Florida under the name "Shells." Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

    In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

                        SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                             (UNAUDITED)
                                                       ------------------------
                                                       13 WEEKS       13 WEEKS
                                                         ENDED          ENDED
                                                       APRIL 3,       MARCH 28,
                                                         2005           2004
                                                      ----------     ----------
Revenues                                              $   12,526     $   12,591

Costs and expenses
  Cost of sales                                            4,097          4,110
  Labor and other related expenses                         3,667          3,748
  Other restaurant operating expenses                      2,675          2,811
  General and administrative expenses                        911            794
  Depreciation and amortization                              348            296
  Pre-opening expenses                                       300             --
Income from operations                                       528            832

Lease buy-out option                                         600             --
Provison for impairment of assets                           (211)            --
Interest expense, net                                       (168)          (101)
Other income (expense)                                      (254)           (17)
Income before elimination of minority
 partner interest                                            495            714

Elimination of minority partner
 interest                                                    (85)           (69)
Net income                                            $      410     $      645

Weighted average common shares outstanding:
  Basic                                                   12,357          4,601
  Diluted                                                 15,441         10,757

Net income per share:
  Basic                                               $     0.03     $     0.14
  Diluted                                             $     0.03     $     0.06

                        SHELLS SEAFOOD RESTAURANTS, INC.
                             (Dollars in thousands)
                                   (Unaudited)

                                                       13 WEEKS       13 WEEKS
                                                         ENDED          ENDED
                                                       APRIL 3,       MARCH 28,
                                                        2005           2004
                                                      ----------     ----------
System-wide sales:
  Company-owned restaurants (1)                       $   12,485     $   12,546
  Licensed restaurants                                     2,395          2,262
  Total                                               $   14,880     $   14,808

                                                       APRIL 3,       MARCH 28,
                                                         2005           2004
                                                      ----------     ----------
Number of restaurants at end of
 period:
  Company-owned restaurants (1)                               22             23
  Licensed restaurants                                         4              4
  Total                                                       26             27

Balance sheet data:
  Cash                                                $    2,084     $    1,478
  Working capital (deficiency)                            (5,207)        (5,072)
  Total assets                                            15,272         12,383
  Stockholders' equity                                     2,451          1,836

(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.

SOURCE  Shells Seafood Restaurants, Inc.
    -0-                             04/28/2005
    /CONTACT: Rick Van Warner, +1-407-628-3104, or Warren R. Nelson, +1-813-961-0944, both of Shells Seafood Restaurants, Inc./
    /Web site:  http://www.shellsseafood.com